                        DIMENSIONAL INVESTMENT GROUP INC.


                            TRANSFER AGENCY AGREEMENT
                               ADDENDUM NUMBER TWO

         THIS AGREEMENT is made as of the ____ day of ____________, 1999 by and between DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large Cap Portfolio Inc.," a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation" (the "Transfer Agent").

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its securities are registered under the Securities Act of 1933, as amended; and

         WHEREAS, the Fund has retained PFPC to serve as the Fund's transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement dated July 12, 1991, as amended, (the "Agreement") which, as of the date hereof, is in full force and effect; and

         WHEREAS, PFPC presently provides such services to the existing series of the Fund, including new series of the Fund, designated as Tax-Managed U.S. Marketwide Value Portfolio XI, and U.S. Large Company Institutional Index Portfolio which are listed on Schedule A attached hereto; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any class of shares created by the Fund after the date of the Agreement upon mutual agreement of the Fund and Transfer Agent;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

         1. The Agreement hereby is amended effective _______, 1999 by replacing the current Schedule A of the Agreement in its entirety with "Schedule A, Amended and Restated _____________, 1999," reflecting the addition of the new series, as attached hereto.

         2. The fee schedules of the Transfer Agent applicable to the Portfolios shall be agreed to in writing, from time to time.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Two to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            DIMENSIONAL INVESTMENT GROUP INC.

                                            By:  __________________________
                                                     Irene R. Diamant
                                                     Vice President


                                            PFPC INC.

                                            By:  ___________________________
                                                     Joseph Gramlich
                                                     Senior Vice President

                                                            AMENDED AND RESTATED
                                                            ______________, 1999

                                   SCHEDULE B

                                    SERIES OF
                        DIMENSIONAL INVESTMENT GROUP INC.

                        DFA 6-10 INSTITUTIONAL PORTFOLIO
                        U.S. LARGE CAP VALUE PORTFOLIO II
                          U.S. 6-10 VALUE PORTFOLIO II
                      THE DFA INTERNATIONAL VALUE PORTFOLIO
                      DFA INTERNATIONAL VALUE PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO III
                     DFA ONE-YEAR FIXED INCOME PORTFOLIO II
                       U.S. LARGE CAP VALUE PORTFOLIO III
                   RWB/DFA U.S. HIGH BOOK TO MARKET PORTFOLIO
                RWB/DFA TWO-YEAR CORPORATE FIXED INCOME PORTFOLIO
                      RWB/DFA TWO-YEAR GOVERNMENT PORTFOLIO
                          EMERGING MARKETS PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO IV
                 TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II
                 TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO XI
                U.S. LARGE COMPANY INSTITUTIONAL INDEX PORTFOLIO